                                                                  Exhibit 5.2


                            LIONEL SAWYER & COLLINS

                                  [LETTERHEAD]



                                 June 17, 1999


Citadel Communications Corporation
City Center West
7201 West Lake Mead Boulevard
Suite 400
Las Vegas, Nevada 89128


Eckert Seamans Cherin & Mellott, LLC
600 Grant Street
44th Floor
Pittsburgh, Pennsylvania 15219

     Re:   Registration of Common Stock of Citadel Communications Corporation

Ladies and Gentlemen:


     We are acting as special Nevada counsel for Citadel Communications Corporation, a Nevada corporation (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended, of up to 5,000,000 shares of newly issued shares of the Company's common stock, par value $0.001 per share (the "Common Stock") and up to 5,000,000 shares (6,500,000 if the Underwriters' overallotment option is exercised) of the Company's common stock, par value $0.001 per share, currently held by those stockholders of the Company and in such amounts as set forth on Schedule I hereto (the "Selling Stockholders' Shares"), to be offered to the public under Registration Statement No. 333-79277 on Form S-1, as amended, relating to such offering (the "Registration Statement").

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Accord or the Registration Statement. The Law covered by the Opinions expressed herein is limited to the State of Nevada. We have assumed that, if the

LIONEL SAWYER & COLLINS
   ATTORNEYS AT LAW

Citadel Communications Corporation
and
Eckert Seamans Cherin & Mellott, LLC
June 17, 1999
Page 2

Underwriters' overallotment option is exercised in part or full, such exercise will relate to the shareholders set forth on Schedule I pro rata in proportion to the number of shares set forth on Schedule I.

     We have examined originals or copies of each of the documents listed below:

     1. Certificate of Corporate Existence of the Company from the Nevada Secretary of State dated June 11, 1999.

     2. The Eight Amended and Restated Articles of Incorporation of the Company ("Articles"), certified by the Nevada Secretary of State as of June 11, 1999.

     3. The Amended and Restated Bylaws of the Company dated June 26, 1998, certified as of the date hereof by the Assistant Secretary of the Company.

     4. Resolutions of the Board of Directors of the Company, certified as of the date hereof by the Assistant Secretary of the Company, and as set forth on the Assistant Secretary's Certificate attached hereto as Exhibit A.

     We have examined originals or copies of such other corporate records and certificates of corporate officers and public officials as we have deemed necessary or advisable for purposes of this Opinion Letter. We have relied upon the certificates of all public officials and corporate officers, including, but not limited to, the certificate of the Assistant Secretary of the Company, attached hereto as Exhibit A, with respect to the accuracy of all factual matters contained therein.

     We have assumed that the Company's business is as set forth in the Prospectus.

     Based upon the foregoing, and subject to the following, it is our opinion that:

     1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

     2. The Common Stock, when issued, delivered and paid for as contemplated by the Registration Statement will be duly authorized, validly issued, fully paid and nonassessable.

LIONEL SAWYER & COLLINS
   ATTORNEYS AT LAW

Citadel Communications Corporation
and
Eckert Seamans Cherin & Mellott, LLC
June 17, 1999
Page 3

     3. The Selling Stockholders' Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Lionel Sawyer & Collins

                                        LIONEL SAWYER & COLLINS

                                   Exhibit A



                       CITADEL COMMUNICATIONS CORPORATION
                       ASSISTANT SECRETARY'S CERTIFICATE


         The undersigned, Susan Kaiser, Assistant Secretary of Citadel Communications Corporation, a Nevada corporation (the "Company"), does hereby certify as of the date hereof as follows:

         1. I am the duly appointed and presently acting Assistant Secretary of the Company and as such have had access to the corporate records of the Company and am familiar with the matters therein contained and herein certified.

          2. Attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted by the board of directors of the Company, as of April 28, 1999, authorizing and approving the issuance of shares of the Company's common stock (the "Shares"). These resolutions remain in full force and effect and have not been amended, modified or supplemented and are the only resolutions dealing with the subject matter thereof.

          3. Immediately prior to the Shares being issued, the number of shares of the Company's common stock issued and outstanding or otherwise reserved through options, warrants, conversion rights or other agreements or contractual arrangements entitling the holders or parties thereto to receive shares of the Company's common stock will not exceed 32,000,000.


          4. Attached hereto as Exhibit B are true, correct and complete copies of resolutions duly adopted by the board of directors of the Company, dated May 27, 1993, June 28, 1996, December 18, 1996, December 31, 1996,
September 29, 1997, and October 15, 1997, authorizing and approving the issuance of stock to: (1) certain persons or entities that have elected to register and sell some or all of their stock in the Company (the "Selling Stockholder Shares") or (2) such stockholders' predecessors in interest. These resolutions remain in full force and effect and, except as set forth herein or in Exhibits hereto, have not been amended, modified or supplemented and are the only resolutions dealing with the subject matter thereof. The consideration recited in such resolutions has been received by the Company and the Selling Stockholder Shares have been issued and delivered.


          5. Attached hereto as Exhibit C are true, correct and complete copies of resolutions duly adopted by the board of directors of the Company, dated October 1, 1993, and December 21, 1994, authorizing and approving, respectively, the issuance of 6 shares of the Company's stock for each share of the Company's stock held at such time and the issuance of 4 shares of the Company's stock for each share of the Company's stock held at such time. These resolutions remain in full force and effect and, except as set forth herein or in Exhibits hereto, have not been amended, modified or supplemented and are the only resolutions dealing with the subject matter thereof.

          6. Attached hereto as Exhibit D are true, correct and complete copies of resolutions duly adopted by the board of directors of the Company, dated June 15, 1998, authorizing the Company's entry into a Recapitalization Agreement, a true and correct copy of which is attached hereto as

Exhibit E. These resolutions remain in full force and effect and, except as set forth herein or in Exhibits hereto, have not been amended, modified or supplemented and are the only resolutions dealing with the subject matter thereof.

     7. Attached hereto as Exhibit F is a true, correct and complete copy of the Company's Amended and Restated Bylaws, adopted June 26, 1998. These Amended and Restated Bylaws remain in full force and effect, and have not been amended, modified or supplemented.

     8. True, correct and complete stock ledgers of the Company for the period from the inception of the Company until June 28, 1998, have been made available to Lionel Sawyer & Collins.

     9. On April 16, 1999, 224,505 shares of the Company's common stock owned by The Endeavour Capital Fund Limited Partnership were transferred to DVS Management, Inc.

     IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of June, 1999.

                                        /s/ Susan Kaiser
                                        ---------------------------------
                                        Susan Kaiser, Assistant Secretary

                                   Exhibit A
                           Stock Issuance Resolution

    Exhibit A deleted but on file in the offices of Lionel Sawyer & Collins


                                   Exhibit B
                     Shareholder Stock Issuance Resolutions

    Exhibit B deleted but on file in the offices of Lionel Sawyer & Collins

                                   Exhibit C
                            Stock Split Resolutions

    Exhibit C deleted but on file in the offices of Lionel Sawyer & Collins

                                   Exhibit D
                          Recapitalization Resolution

    Exhibit D deleted but on file in the offices of Lionel Sawyer & Collins

                                   Exhibit E
                           Recapitalization Agreement

    Exhibit E deleted but on file in the offices of Lionel Sawyer & Collins

                                   Exhibit F
                          Amended and Restated Bylaws

    Exhibit F deleted but on file in the offices of Lionel Sawyer & Collins

                                   Schedule I

                                                                                Overallotment
Selling Stockholders                                   Primary Shares           Shares
--------------------                                   --------------           ------
Rio Bravo Enterprise Associates, L.P.                  300,000                  150,000
Donna L. Heffner                                       15,000                   5,000
D. Robert Profitt                                      15,000                   5,000
Stuart R. Stanek                                       15,000                   5,000
DVS Management, Inc.                                   94,034                   27,648
The Endeavour Capital Fund Limited Partnership         2,334                    686
Ted L. Snider, Sr.                                     95,000
Baker, Fentress & Company                              759,385                  223,275
ABRY Broadcast Partners II, L.P.                       3,543,842                1,041,962
ABRY Capital, L.P.                                     3,183                    936
M. Linda Urso as Trustee of the                        137,722                  40,493
  Phillip J. Urso and Elisabet Urso
  Nominee Trust dated November 17, 1997
Edward T. Hardy                                        12,000
The Schafbuch Family Trust                             7,500
  U/A/D 2-15-94